As filed with the Securities and Exchange Commission on January 30, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SERINA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in our Charter)

Delaware	2834	82-1436829
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven Ledger

Chief Executive Officer

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(256) 327-9630

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Scott Ludwig

Stephen Hinton

Bradley Arant Boult Cummings LLP

200 Clinton Avenue Huntsville Alabama 35801

(256) 517-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated January 30, 2026

PRELIMINARY PROSPECTUS

7,722,006 Shares of Common Stock

This prospectus relates to the resale by the proposed resale or other disposition from time to time, in one or more offerings, of up to 7,722,006 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Serina Therapeutics, Inc. (the “Company,” “Serina,” “we”, “our,” or “us) by the selling stockholders identified in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus consist of: (i) 3,861,003 shares of our Common Stock issuable upon conversion (the “Conversion Shares”) of that certain Senior Unsecured Convertible Promissory Note, dated September 9, 2025 (the “Promissory Note”) and (ii) 3,861,003 shares of Common Stock issuable upon exercise (the “Warrant Shares”, and together with the Conversion Shares, the “Securities”) of certain warrants issued or issuable pursuant to the terms of the Promissory Note (the “Warrants”).

Our registration of the Securities covered by this prospectus does not mean that either we or the Selling Stockholders will issue, offer or sell, as applicable, any of the Securities hereby registered. The Selling Stockholders may offer, sell, or distribute all or a portion of the Securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Stockholders may sell the Securities to or through underwriters, broker-dealer or agents, who may receive compensation in the form of discounts, concession or commissions from the selling stockholders, the purchasers of the Securities, or both.

We will not receive any of the proceeds from such sales of the shares of Common Stock. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to its sale of shares of Common Stock. See “Plan of Distribution” of this prospectus.

This prospectus provides you with only a general description of the Securities and the manner in which the Selling Stockholders may offer these Securities. Any prospectus supplement may also add, update, or change information contained in this prospectus. We provide more information about how a Selling Stockholder may sell the Securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

Our Common Stock is listed on the NYSE American Market under the symbol “SER.” On January 28, 2026, the last reported sales price of our common stock was $2.72 per share.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended, and, as such, have elected to take advantage of certain of the scaled disclosures available for smaller reporting companies. See “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

Investing in our securities involve a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and any similar section contained in the documents incorporated by reference and in the applicable prospectus supplement concerning factors you should consider before investing in our Common Stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [  ], 2026

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted.

The information contained in this prospectus and any prospectus supplement is accurate only as of the respective dates thereof, and the information in the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or of any sale of our securities. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference in this prospectus, our business, financial condition, results of operations and prospects may have changed. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

We are responsible for the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information, and we take no, and the Selling Stockholders take no, responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell the Warrant Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys, and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys, and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.

Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 24, 2025, which is incorporated by reference into this prospectus in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. Accordingly, you should not place undue reliance on this information.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Serina,” “we,” “us,” “our” and similar terms refer to Serina Therapeutics, Inc. (f/k/a AgeX Therapeutics, Inc.) and our consolidated subsidiaries. References to “AgeX” refer to our predecessor company prior to the consummation of the Merger.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the benefits of the Merger;

●	our financial performance following the Merger;

●	our strategies, prospects, plans, expectations and objectives of management for future operations and projected capital resources and financial position;

●	statements concerning proposed products or product candidates;

●	the benefits that may be derived from, or the commercial or market opportunity of, our product candidates;

●	statements regarding future economic conditions or performance; and

●	statements of belief and any statement of assumptions underlying any of the foregoing.

For a discussion of the factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, and for a discussion of risk associated with us, see “Risk Factors” beginning on page 6 of this prospectus. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports we filed with the SEC. See “Where You Can Find More Information” beginning on page 15 of this prospectus.

If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date on which the statements were made. We do not undertake any obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. We urge you to carefully read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or the SEC which are described under “Where You Can Find More Information”. Please carefully consider, among other things, the information provided in “Risk Factors” beginning on page 6 and “Cautionary Note Regarding Forward-Looking Statements”.

The Company

We are a clinical-stage biotechnology company developing a pipeline of wholly-owned drug product candidates to treat neurological diseases and other indications. Our POZ PlatformTM (“POZ”) drug delivery technology is designed to enable certain existing drugs and novel drug candidates to be modified in a way that provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics, and antibody-based drug conjugates (ADCs). Our proprietary POZ technology is based on a synthetic, water soluble, low viscosity polymer called poly(2-oxazoline) and is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs delivered via easy-to-administer, long-acting subcutaneous injection. For additional information about our business, operations, and financial results, see the documents listed under “Where You Can Find More Information”.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Please see “Risk Factors” on page 6 of this prospectus for further information.

2025 Convertible Note

On September 9, 2025, the Company entered into an unsecured convertible note (the “Convertible Note”) with Gregory H. Bailey, M.D., a member of the Company’s Board of Directors, making available to the Company an aggregate principal amount of up to $20 million.

Under the Convertible Note, borrowings may be drawn in the discretion of the Company in five tranches tied to certain clinical and operational milestones, provided that if at the time the Company achieves a milestone the Company does not have sufficient cash available to cover projected costs and expenses to achieve the next milestone, then the Company will be required to draw such deficiency. The five tranches correspond to the five following milestones: (i) up to $5 million on or before September 30, 2025; (ii) up to $2.5 million on or after December 15, 2025 upon enrollment of the first patient in the Company’s SER-252-1b registrational clinical study; (iii) up to $2.5 million upon enrollment of the second patient in the study; (iv) up to $5 million on or after March 15, 2026, upon dosing of the last patient in Cohort 1 of the study; and (v) up to $5 million on or after April 30, 2026, upon dosing of the first patient in Cohort 2 of the study (“Milestone 5”).

Borrowings under the Convertible Note bear interest at an annual rate of 10%, initially payable in cash on the first anniversary of the initial funding and on a quarterly basis after. The Convertible Note contains customary events of default, including an additional 2% of default interest following an event of default, and has a maturity date of five years after the initial funding date. The Company can prepay the Convertible Note at any time with no penalty. The Company is required to repay all obligations outstanding under the Convertible Note in cash in the event of certain liquidity events or a change of control of the Company, all as defined in the Convertible Note.

The Convertible Note is convertible, at the option of the holder, into shares of our Common Stock, at any time until the maturity date at a conversion price of $5.18 per share. The conversion price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization, or other similar transaction.

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Borrowings under the Convertible Note constitute senior unsecured obligations of the Company and rank senior in right of payment to all indebtedness of the Company expressly subordinated to the Convertible Note, and pari passu in right of payment with all other unsecured indebtedness of the Company. The Company may incur additional indebtedness that is junior to the Convertible Note without restriction, but under the Convertible Note the Company may not incur additional indebtedness that is senior or pari passu in right of payment to the Convertible Note without the prior written consent of the holder(s) of the Convertible Note.

Under the Convertible Note, the Company agreed to issue warrants for the purchase of shares of the Common Stock on each funding date in an amount equal to 100% of the number of shares issuable upon conversion of the funds extended by the investors on such funding date. Such warrants will have an exercise price equal to $5.44 per share. The warrants expire on the earlier of sixty days following the achievement of Milestone 5 or September 30, 2026, unless stockholder approval has not been obtained as described below.

At the Company’s 2025 annual meeting of stockholders, the Company’s stockholders approved the potential issuance of 20% or more of the issued and outstanding shares of the Company’s Common Stock to the holders of the Convertible Note and warrants, in accordance with the rules of the NYSE American Stock Exchange.

Pursuant to the terms of the Convertible Note, the Company is obligated to file with the SEC, no later than January 31, 2026, a registration statement covering the resale by each Selling Stockholder of the shares of the Conversion Shares and the Warrant Shares.

Implications of Being a Smaller Reporting Company

As a company with less than $100 million of annual revenue in our most recently completed fiscal year and the market value of our stock held by non-affiliates as of June 30, 2025, was less than $700 million, we qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. A smaller reporting company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to, reduced disclosure about our executive compensation arrangements and an exemption from the requirements to obtain a non-binding advisory vote on golden parachute arrangements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Corporate Information

On March 26, 2024, the Delaware corporation incorporated on January 6, 2017, and formerly known as “AgeX Therapeutics, Inc.” completed our previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of August 29, 2023, by and among AgeX Therapeutics, Inc., a Delaware corporation (“AgeX”), Canaria Transaction Corporation, an Alabama corporation and a wholly owned subsidiary of AgeX (“Merger Sub”), and Serina Therapeutics, Inc., an Alabama corporation (“Legacy Serina”), pursuant to which Merger Sub merged with and into Legacy Serina, with Legacy Serina surviving the merger as a wholly owned subsidiary of AgeX (the “Merger”). Immediately following the consummation of the Merger, AgeX changed our name from “AgeX Therapeutics, Inc.” to “Serina Therapeutics, Inc.”, and the Company’s Common Stock began trading on the NYSE American under the symbol “SER.”

Our principal executive offices are located at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806, and our telephone number is (256) 327-9630. Our website address is https://www.serinatx.com/. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

We use our logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

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THE OFFERING

Common Stock Offered by the Selling Stockholders:	Up to 7,722,006 shares of Common Stock, consisting of: (i) 3,861,003 Conversion Shares issuable upon conversion of the Promissory Note and (ii) 3,861,003 Warrant Shares issuable upon exercise of the Warrants

Use of Proceeds:	We will not receive any proceeds from the sale of the Securities covered by this prospectus.

Offering Price:	The Selling Stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk Factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 6 of this prospectus.

NYSE American Symbol:	SER

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described in these risk factors are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common units could decline, and you may lose some or all of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements.” If any of these risks or uncertainties actually occur, our business, financial condition, results of operations or cash flows could be adversely affected. When the Selling Stockholders sell shares of Common Stock pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

We may not currently or in the future be able to continue as a going concern.

The financial statements incorporated by reference in this prospectus have been prepared on a going concern basis of accounting which assumes that we will continue as a going concern, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. To date, the Company has not generated sufficient revenues to provide cash flows that enable the Company to finance its operations internally. In connection with an evaluation conducted by the Company’s management during the preparation of this report, management concluded that there were conditions and events which raised substantial doubt as to the Company’s ability to continue as a going concern within twelve months after the date of the issuance of the financial statements included in this report.

The uncertainty regarding our ability to continue as a going concern could materially adversely affect our share price and our ability to service our indebtedness, raise new capital or enter into commercial transactions. To address these matters, the Company may take actions that materially and adversely affect our business, including significant reductions in research, development, administrative and commercial activities, reduction of our employee base, and ultimately curtailing or ceasing operations, any of which could materially adversely affect our business, financial condition, results of operations and share price. In addition, doubts about our ability to continue as a going concern could impact our relationships with customers, vendors and other third parties and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with such parties, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, any loss of key personnel, employee attrition or material erosion of employee morale arising out of doubts about our ability to operate as a going concern could have a material adverse effect on our ability to effectively conduct our business and could impair our ability to execute our strategy and implement our business objectives, thereby having a material adverse effect on our business, financial condition and results of operations.

If we do not continue to satisfy the NYSE American continued listing requirements, our Common Stock could be delisted from NYSE American.

The listing of our Common Stock on the NYSE American, or the Exchange, is contingent on our compliance with the NYSE American’s conditions for continued listing. Other than as set forth in the following two paragraphs, while we are presently in compliance with all such conditions, it is possible that we will fail to meet one or more of these conditions in the future.

On January 9, 2026, we were notified by the NYSE American that due to our disclosure in our Quarterly Report on Form 10-Q filed for the fiscal period ended September 30, 2025, which reported stockholders’ equity of approximately $1.6 million, we no longer met the requirement that we must have no less than $4 million or more in stockholders’ equity pursuant to the listing standard set forth under Section 1003(a)(ii) of the NYSE American Company Guide (the “Listing Standards”) because we had reported losses from continuing operations and/or net losses in three of our last four most recent fiscal years ended December 31, 2024.

Under the applicable rules of the Exchange, the Company is required to submit a compliance plan by February 8, 2026 that demonstrates how it intends to regain compliance with the Listing Standards within 18 months of the receipt of the notice, or July 9, 2027. The Company plans to submit the compliance plan by that date.

If we were to fail to meet a NYSE American listing requirement, we may be subject to delisting by the NYSE American. In the event our Common Stock is no longer listed for trading on the NYSE American, our trading volume and share price may decrease, and we may experience further difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers, and employees, and could also trigger various defaults under our lending agreements and other outstanding agreements. Finally, delisting could make it harder for us to raise capital and sell securities.

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Our product candidates are at an early stage of development and may not be successfully developed or commercialized.

All of our current product candidates are in preclinical development and will require substantial further capital expenditures, development, testing, and regulatory approval prior to commercialization. We have limited experience designing clinical trials and have not yet filed or supported a marketing application. We may be unable to design and execute a clinical trial that ultimately supports marketing approval.

The time required to obtain approval from the FDA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of regulatory authorities. The outcome of studies is also inherently uncertain. Of the large number of drugs in development, only a small percentage successfully complete the regulatory approval process and are commercialized. The results of nonclinical studies, interim or top line studies, and early clinical trials of our product candidates may not be predictive of the results of later stage clinical trials. Failure can occur at any time during the clinical trial process. Product candidates in later stages of clinical trials may fail to show the desired safety, purity, and potency traits despite having progressed through nonclinical studies and initial clinical trials. Nonclinical and early clinical studies may also reveal unfavorable product candidate characteristics, including safety concerns. A number of companies have suffered significant setbacks in advanced clinical trials, notwithstanding promising results in earlier trials. In some instances, there can be significant variability in results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols, and the rate of dropout among clinical trial participants.

Accordingly, even if we are able to obtain the requisite financing to fund our development programs, we cannot assure you that our product candidates will be successfully developed or commercialized. Our failure to develop, manufacture or receive regulatory approval for, or successfully commercialize any of, our product candidates could result in the failure of our business and a loss of all of our stockholders’ investment.

Our product candidates may fail at any stage of preclinical or clinical development, and may also reveal unfavorable product candidate characteristics, including safety concerns or the failure to demonstrate efficacy in initial clinical trials. Further, our product candidates may not receive regulatory approval even if they are successful in clinical trials. Although we have filed our investigational new drug application (“IND”) for SER 252 in September 2025, we anticipate completing the preclinical development, including toxicology testing and clinical supply manufacturing development, necessary to file additional INDs for other product candidates in the future, we may experience numerous unforeseen events before, during, or as a result of clinical trials that could delay or prevent our ability to commence or complete development, commence or complete clinical trials, receive marketing approval or commercialize our product candidates, including:

●	we may be unable to generate sufficient nonclinical, toxicology, or other in vivo or in vitro data to support the initiation of clinical trials;

●	regulators or independent review boards (“IRBs”) or Independent Ethics Committees (“IECs”) may not authorize us or our investigators to commence or continue a clinical trial, conduct a clinical trial at a prospective trial site, or amend trial protocols, or may require that we modify or amend our clinical trial protocols;

●	Regulators, independent data safety monitoring committees, IRBs or IECs, we, or our data monitoring committee(s) may recommend or require the suspension or termination of clinical research for various reasons, including non-compliance with regulatory requirements or a finding that participants are being exposed to unacceptable health risks, undesirable side effects, or a failure of the product candidate to demonstrate any benefit to subjects, or other unexpected characteristics (alone or in combination with other products) of the product candidate, or due to findings of undesirable effects caused by a chemically or mechanistically similar therapeutic or therapeutic candidate;

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●	new information may emerge regarding our product candidates or technology platform that result in continued development of some or all of our product candidates being deemed undesirable;

●	we may have delays identifying, recruiting, and training suitable clinical investigators or investigators may withdraw from our studies;

●	we may experience delays in reaching, or failing to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites or contract research organizations (“CROs”). Contractual terms can be subject to extensive negotiation, may be subject to modification from time to time and may vary significantly among different CROs and trial sites;

●	we may have delays in adding new investigators or clinical trial sites, or we may experience a withdrawal of clinical trial sites;

●	the number of patients required for clinical trials of our product candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate, or participants may drop out of these clinical trials or be lost to follow up at a higher rate than we anticipate for a number of reasons, such as adverse events, an inadequate treatment response, fatigue with the clinical trial process or personal issues;

●	patients who enroll in our studies may misrepresent their eligibility or may otherwise not comply with clinical trial protocols, resulting in the need to drop those patients from those studies, increase the needed enrollment size for those studies, or extend the duration of those studies;

●	there may be flaws in our study design, which may not become apparent until a study is well advanced;

●	our contractors may fail to comply with regulatory requirements or clinical trial protocols, or meet their contractual obligations to us in a timely manner, or at all, or we may be required to engage in additional clinical trial site monitoring;

●	regulatory authorities or IRBs/IECs may disagree with the design, including endpoints, scope, or implementation of our clinical trials, or regulatory authorities may disagree with our intended indications;

●	regulatory authorities may disagree with the formulation for our product candidates, or our product candidate dose or dosing schedule;

●	we may be unable to demonstrate to the satisfaction of regulatory authorities that a product candidate is safe, pure, and potent for any indication;

●	regulatory authorities may not accept, or Serina or our clinical trials may not meet the criteria required to submit, clinical data from trials which are conducted outside of their jurisdictions;

●	the results of clinical trials may be negative or inconclusive, may not meet the level of statistical significance required for, or may not otherwise be sufficient to support marketing approval, and we may decide, or regulatory authorities may require us, to conduct additional clinical trials, analyses, reports, data, or nonclinical studies, or abandon product development programs;

●	our product candidates may have undesirable or unintended side effects, toxicities, or other characteristics that preclude marketing approval or prevent or limit commercial use;

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●	we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks or otherwise provide an advantage over current standard of care or current or future competitive therapies in development;

●	the standard of care for the indications we are investigating may change, which changes could impact the meaningfulness of the resulting study data, or which may necessitate changes to the studies;

●	regulatory authorities may disagree with the scope, design, including endpoints, implementation, or our interpretation of data from nonclinical studies or clinical trials;

●	regulatory authorities may require us to amend our studies, perform additional or unanticipated clinical trials or nonclinical studies or manufacturing development work to obtain approval or initiate clinical trials, or we may decide to do so or abandon product development programs;

●	regulatory authorities may find that we or our third-party manufacturers do not satisfy regulatory requirements and standards for the facilities and operations used in the manufacture of our product candidates;

●	the cost of clinical trials of our product candidates may be greater than we anticipate, or we may have insufficient funds for a clinical trial or to pay the substantial user fees required by the FDA or other regulatory authorities upon the filing of a marketing application;

●	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate;

●	regulatory authorities may take longer than we anticipate to make a decision on our product candidates; or

●	changes in, or the enactment of, the approval policies, statutes, or regulations of the applicable regulatory authorities may significantly change in a manner rendering our nonclinical or clinical data insufficient for approval.

Furthermore, we expect to rely on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials and, while we expect to enter into agreements governing their committed activities, we have limited influence over their actual performance.

A clinical trial may be suspended or terminated by us, our partners, the IRBs of the institutions in which such trials are being conducted, the Data and Safety Monitoring Board for such trial or by the FDA or other regulatory authorities due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug or therapeutic biologic, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. If we experience delays in the completion of, or termination of, any clinical trial of any of our potential future product candidates, the commercial prospects of such product candidate will be harmed, and our ability to generate product revenue from such product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow our product development and approval process, and jeopardize our ability to commence product sales and generate revenue, and we may not have the financial resources to continue development of the product candidate that is affected or any of our other product candidates. We may also lose, or be unable to enter into, collaborative arrangements for the affected product candidate and for other product candidates that we are developing. Any of these occurrences may materially and adversely affect our business, financial condition, results of operations and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our potential future product candidates.

On November 3, 2025, the Company announced that it received a notice from the FDA, placing a clinical hold on the Company’s IND application for SER-252, the Company’s lead development program for advanced Parkinson’s disease. The FDA requested additional information related to a commonly used excipient in the formulation of SER-252. The FDA’s feedback does not relate to the active drug substance or its proposed mechanism of action. On January 28, 2026, the Company announced that the FDA had cleared its IND application for SER-252, which allows the Company to proceed with regulatory and site-level activities to support initiation of a planned Phase 1b registrational clinical study evaluating SER-252 in patients with advanced Parkinson’s disease.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will receive all of the proceeds from the sale of the Securities registered by this prospectus. For information about the Selling Stockholders, see “Selling Stockholders”. The Selling Stockholders will be responsible for any broker or similar commissions and any legal fees or other costs of the Selling Stockholders, and we will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our Common Stock covered by this prospectus, including (i) all registration and filing fees, (ii) printing expenses, messenger, telephone and delivery expenses, (iii) fees and expenses of our counsel, auditors, independent engineers and accountants, and (iv) all expenses related to marketing the sale of the shares of our Common Stock.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of the Securities covered hereby on NYSE American or any other stock exchange, market, or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the applicable Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the Securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the applicable Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the applicable Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Securities or interests therein, the applicable Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The applicable Selling Stockholder may also sell Securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The applicable Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The applicable Selling Stockholder and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Securities covered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the securities by the applicable Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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SELLING STOCKHOLDERS

This prospectus covers the resale from time to time of up to 7,722,006 shares of Common Stock by the Selling Stockholders.

The Selling Stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares described under the column “Number of Shares of Common Stock Being Offered” in the table below. The table below has been prepared based upon information furnished to us by the Selling Stockholders as of January 26, 2026. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of the Selling Stockholders, the nature of any position, office or other material relationship, if any, that the Selling Stockholders have had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before this offering. The number of shares described under the column “Shares of Common Stock Beneficially Owned Before this Offering” for the Selling Stockholders includes all shares of our Common Stock beneficially held by such Selling Stockholders as of January 26, 2026. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after January 26, 2026 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that the Selling Stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the Selling Stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their shares of Common Stock being offered in the offering. Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Common Stock Beneficially Owned Before this Offering	Maximum Number of Common Stock to be Sold Pursuant to this Prospectus	Common Stock to be Beneficially Owned Upon Completion of this Offering(2)
Selling Stockholder(1)	Number	Number	Number		Percentage
Gregory Bailey(3)(4)	8,482,182	7,593,306	888,876	(6)	4.84%
Jim Mellon(5)	231,317	128,700	102,317	(6)	*

*Represents beneficial ownership of less than 1%

(1)	All information regarding the Selling Stockholders was provided by the Selling Stockholder as of January 26, 2026.

(2)	Percentage ownership is based on 10,785,564 shares of Common Stock of the Company outstanding as of January 26, 2026, held by 97 stockholders.

(3)	Includes (i) 3,796,653 shares of Common Stock issuable upon conversion of the Convertible Note, (ii) 3,796,653 shares of Common Stock issuable upon exercise of certain warrants, (iii) 67,243 shares of our common stock, (iv) 808,300 shares of our common stock issuable upon conversion of 762,548 shares of Series A Convertible Preferred Stock, and (v) 13,333 shares of our stock subject to options that are exercisable within 60 days of January 26, 2026.

(4)	Juvenescence Limited and its affiliates (“Juvenescence”) are the largest holder of the Company’s Common Stock and have appointed Gregory H. Bailey, M.D. as a designee to the Company’s Board of Directors. Additional information about the relationships among the Company, Juvenescence, and Mr. Bailey is provided under note 5, Related Party Transactions, in the Notes to Condensed Consolidated Interim Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, which description is hereby incorporated by reference.

(5)	Includes (i) 64,350 shares of Common Stock issuable upon conversion of the Convertible Note, (ii) 64,350 shares of Common Stock issuable upon exercise of certain warrants, and 102,317 shares of our common stock issuable upon conversion of 96,525 shares of Series A Convertible Preferred Stock.

(6)	Assuming the sale of all securities offered hereby.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. If additional legal matters are passed on for us, or any underwriters, dealers, or agents, by counsel, we will name that counsel in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of Serina Therapeutics, Inc. and its subsidiaries (“Serina”) as of and for the years ended December 31, 2024 and 2023, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which appears in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing. This report on the financial statements contains an explanatory paragraph regarding Serina’s ability to continue as a going concern.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements, and other information are available at www.sec.gov. We also maintain an internet website at https://www.serinatx.com/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents filed by Serina Therapeutics, Inc., that are listed below and any future filings made by Serina Therapeutics, Inc., with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, excluding information deemed to be furnished and not filed with the SEC, until all the securities are sold, prior to the termination of the offerings under this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, as filed with the SEC on May 8, 2025, August 11, 2025, and November 12, 2025, respectively;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 15, 2025, and February 3, 2025, February 12, 2025, March 24, 2025, March 24, 2025, April 7, 2025, April 14, 2025, April 15, 2025, April 29, 2025, May 8, 2025, May 22, 2025, July 1, 2025, July 29, 2025, August 11, 2025, August 22, 2025, August 25, 2025, September 9, 2025, September 15, 2025, October 6, 2025, November 3, 2025, November 12, 2025, November 13, 2025, December 10, 2025, January 16, 2026, and January 28, 2026 (in each case, excluding any information “furnished” but not “filed” as set forth therein); and

●	the description of our Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (256) 327-9630 or by contacting: Serina Therapeutics, Inc., Attn: Corporate Secretary, 601 Genome Way, Suite 2001, Huntsville, Alabama 35806. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant), in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$2,858
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$2,858

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the registrant of our directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in our certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of our directors and executive officers. These agreements provide that the registrant will indemnify each of our directors and such officers to the fullest extent permitted by law.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

The registrant also maintains standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

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Item 16. Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the SEC, each of the following exhibits is filed herewith:

		Incorporation By Reference
Exhibit Number	Description of Document	Form	SEC File No.	Exhibit	Filing Date

2.1#†	Asset Purchase Agreement, dated as of August 13, 2018, by and between Escape Therapeutics, Inc. and AgeX Therapeutics, Inc.	10-12(b) A-2	001-38519	2.1	8/30/2018

2.2†	Agreement and Plan of Merger and Reorganization, dated August 29, 2023, by and among AgeX Therapeutics, Inc., Canaria Transaction Corporation and Serina Therapeutics, Inc.	8-K	001-38519	2.1	8/30/2023

4.1	Convertible Note, dated as of September 9, 2025, between Serina Therapeutics, Inc. and Gregory Bailey	8-K	001-38519	10.1	9/15/2025

4.2	Form of Warrant Agreement	8-K	001-38519	4.1	9/15/2025

4.3	Description of Securities	8-K	001-38519	4.1	4/29/2025

4.4	Agreement, dated November 26, 2024, by and between Serina Therapeutics, Inc., Juvenescence Limited, and JuvVentures (UK) Limited	S-3	001-38519	4.1	4/18/2025

5.1*	Opinion of Bradley Arant Boult Cummings LLP.

23.1*	Consent of Frazier & Deeter, LLC

23.2*	Consent of Bradley Arant Boult Cummings, LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (contained on signature pages)

107*	Filing Fee Table

*	Filed herewith

**	Furnished herewith.

# Confidential treatment has been granted with respect to portions of this exhibit (indicated by asterisks) and those portions have been separately filed by Lineage Cell Therapeutics, Inc. with the Securities and Exchange Commission.

† Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

‡ Management contract or compensatory plan

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on January 30, 2026.

SERINA THERAPEUTICS, INC.

By:	/s/ Steve Ledger
Steve Ledger
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Balkrishan (Simba) Gill	Executive Chairman of the Board of Directors	January 30, 2026
Balkrishan (Simba) Gill

/s/ Steve Ledger	Chief Executive Officer and Director	January 30, 2026
Steve Ledger	(Principal Executive Officer)

/s/ Gregory S. Curhan	Chief Financial Officer	January 30, 2026
Gregory S. Curhan	(Principal Financial and Accounting Officer)

/s/ Gregory H. Bailey	Director	January 30, 2026
Gregory H. Bailey

/s/ Steve Brannan	Director	January 30, 2026
Steve Brannan

/s/ Richard Marshall	Director	January 30, 2026
Richard Marshall

/s/ Jay Venkatesan	Director	January 30, 2026
Jay Venkatesan

/s/ Karen J. Wilson	Director	January 30, 2026
Karen J. Wilson

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